EXHIBIT NO. 99.(b) 2

MASTER

AMENDED AND RESTATED

BY-LAWS

OF

THE TRUSTS IDENTIFIED ON APPENDIX A HERETO

January 1, 2002, as revised:

June 23, 2004 (Article VI:  Section 1)

August 22, 2007 (Article XII:  Section 1)

November 1, 2014 (Article VI:  Sections 1, 2, 3, 13 and 14)

Appendix A, as revised:

June 28, 2005 (Addition of MFS Series Trust XII)

February 21, 2006 (Redesignation of MGS to MFS Series Trust XIII)

February 27, 2007 (Addition of MFS Series Trust XIV)

July 24, 2007 (Redesignation of MFS Government Limited Maturity Fund to MFS Series Trust XV)

December 18, 2007 (Removal of MFS Closed End Funds)

July 31, 2009 (Termination of FRH, NEF, and SVF)

February 23, 2010 (Addition of MFS Global Bond Fund)

June 22, 2010 (Addition of MFS Asia Ex-Japan Fund, MFS European Equity Fund, MFS Latin American Equity Fund, and MFS Lifetime 2050 Fund)

October 26, 2010 (MFS Commodity Strategy Fund Fiscal year End)

December 14, 2010 (Addition of MFS Absolute Return Fund and MFS Global Tactical Allocation Fund)

February 15, 2011 (Redesignation of MFS Global Tactical Allocation Fund as MFS Global Multi-Asset Fund)

April 14, 2011 (Termination of MFS Research Bond Fund J)

June 21, 2011(Addition of MFS Emerging Markets Debt Local Currency Fund)

January 1, 2012 (Redesignation of MFS Sector Rotational Fund as MFS Equity Opportunities Fund)

June 19, 2012 (Addition of MFS Equity Income Fund, MFS High Yield Pooled Portfolio, MFS Lifetime 2015 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2045 Fund, and MFS Lifetime 2055 Fund)

February 1, 2014 (Redesignation of MFS Diversified Target Return Fund as MFS Global Alternative Strategy Fund and Removal of MFS Fundamental 130/30 Fund)

April 8, 2014 (Addition of MFS Managed Wealth Fund)

June 10, 2014 (MFS Commodity Strategy Fund Fiscal Year End)

June 20, 2014 (Reorganization of MFS Lifetime 2010 Fund into MFS Lifetime Retirement Income Fund)

August 28, 2014 (Redesignation of MFS Lifetime Retirement Income Fund as MFS Lifetime Income Fund)

September 9, 2014 (Fiscal Year Ends for MFS Emerging Markets Debt Local Currency Fund and MFS Global Bond Fund)

March 1, 2015 (Fiscal Year End for MFS Global Real Estate Fund)

March 31, 2015 (Redesignation of MFS Research Bond Fund as MFS Total Return Bond Fund)

April 30, 2015 (Redesignation of MFS Bond Fund as MFS Corporate Bond Fund)

Master Amended and Restated By-Laws, January 1, 2002, as most recently revised

November 1, 2014

APPENDIX A

Revised:  April 30, 2015

Trust (FYE)

MFS Series Trust I (8/31)

MFS Series Trust II (11/30)

MFS Series Trust III (1/31)

MFS Series Trust IV (8/31)

MFS Series Trust V (9/30)

MFS Series Trust VI (10/31)

MFS Series Trust VII (7/31)

MFS Series Trust VIII (10/31)

MFS Series Trust IX (4/301, 10/312)

MFS Series Trust X (5/313, 7/314, 10/315, 11/306)

MFS Series Trust XI (9/30)

MFS Series Trust XII (4/307, 10/318)

1  The fiscal year end is 4/30 for the following series of MFS Series Trust IX:  MFS Corporate Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, and MFS Total Return Bond Fund.

2  The fiscal year end is 10/31 for the following series of MFS Series Trust IX:  MFS Inflation-Adjusted Bond Fund.

3  The fiscal year end is 5/31 for the following series of MFS Series Trust X:  MFS Absolute Return Fund, MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Equity Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Managed Wealth Fund, and MFS Moderate Allocation Fund.

4  The fiscal year end is 7/31 for the following series of MFS Series Trust X:  MFS Emerging Markets Debt Fund.

5  The fiscal year end is 10/31 for the following series of MFS Series Trust X:  MFS Emerging Markets Debt Local Currency Fund.

6  The fiscal year end is 11/30 for the following series of MFS Series Trust X:  MFS Global Bond Fund.

Trust (FYE)

MFS Series Trust XIII (2/289, 8/3110)

MFS Series Trust XIV (8/31)

MFS Series Trust XV (10/31)

MFS Series Trust XVI (12/3111)

MFS Municipal Series Trust (3/31)

MFS Institutional Trust (6/30)

MFS Variable Insurance Trust (12/31)

Massachusetts Investors Trust (12/31)

Massachusetts Investors Growth Stock Fund (11/30)

7  The fiscal year end is 4/30 for the following series of MFS Series Trust XII:  MFS Lifetime Income Fund, MFS Lifetime 2015 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, and MFS Lifetime 2055 Fund.

8  The fiscal year end is 10/31 for the following series of MFS Series Trust XII:  MFS Equity Opportunities Fund.

9  The fiscal year end is 2/28 for the following series of MFS Series Trust XIII:  MFS Diversified Income Fund, MFS Government Securities Fund, and MFS New Discovery Value Fund.

10  The fiscal year end is 8/31 for the following series of MFS Series Trust XIII:  MFS Global Real Estate Fund.

11  The fiscal year end is 6/30 for the following series of MFS Series Trust XVI:  MFS Global Multi-Asset Fund.